Contact: LEEANN GEPHART CHIEF CONSUMER BANKING OFFICER	First Citizens Community Bank
570-545-6005	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

citizens financial services, inc. reports unaudited full year and  fourth quarter 2024 financial results

MANSFIELD, PENNSYLVANIA— January 30, 2025 – Citizens Financial Services, Inc. (Nasdaq: CZFS), parent company of First Citizens Community Bank, released today its unaudited consolidated financial results for the three months and year ended December 31, 2024.

Highlights

•
Net income was $27.8 million for 2024, which is $10.0 million, or 56.2%, more than 2024’s net income due to the one-time merger and acquisition costs and the provision for credit losses on non-purchase credit deteriorated loans (the “NPC Provision”) recorded in the second quarter of 2023 as a result of the acquisition of HV Bancorp, Inc., (“HVB”).  The effective tax rate for 2024 was 17.4% compared to 17.2% in 2023.

•
Net income was $8.0 million for the three months ended December 31, 2024, which is 5.9% more than the net income for 2023’s comparable period. The effective tax rate for the three months ended December 31, 2024 was 16.4% compared to 18.3% in the comparable period in 2023.

•
During the first quarter of 2024, the Company completed the sale of certain assets acquired as part of the HVB acquisition, which included loans and accrued interest, and software, as well as transferring certain contracts, processes and employees of a division internally known as Braavo. The proceeds from the sale totaled approximately $7.2 million and generated a pre-tax gain of approximately $1.1 million.

•	Net interest income before the provision for credit losses was $86.5 million for 2024, an increase of $6.2 million, or 7.7%, over 2023.

•
The provision for credit losses for 2024 was $2.6 million. The provision was significantly impacted by loans that were not sold as part of the Braavo sale that was completed in the first quarter of 2024. The provision for 2024 directly attributable to these loans was $1,806,000. As of December 31, 2024, the Company had approximately $971,000 of Braavo loans of which $774,000 were considering performing as of December 31, 2024.

•
Return on average equity for the three months (annualized) and the year ended December 31, 2024 was 10.63% and 9.59% compared to 11.29% and 7.39% for the three months (annualized) and the year ended December 31, 2023, respectively. If accumulated other comprehenisve loss is excluded, the return on average equity for the three months (annualized) and the year ended December 31, 2024 was 9.91% and 8.82% compared to 9.93% and 6.52% for the three months (annualized) and the year ended December 31, 2023, respectively (1). If the provision for the credit losses attributable to the Braavo loans and the gain on the sale of Braavo are excluded, the return on average equity for the year ended December 31, 2024 would have been 9.84% (1).

•
Return on average tangible equity (non-GAAP) for the three months (annualized) and the year ended December 31, 2024 was 15.10% and 13.84% compared to 16.88% and 10.00% for the three months (annualized) and the year ended December 31, 2023, respectively. If the provision for the credit losses attributable to the Braavo loans and the gain on the sale of Braavo are excluded, the return on average tangible equity for the year ended December 31, 2024 would have been 14.19% (annualized) (1).

•
Return on average assets for the three months (annualized) and the year ended December 31, 2024 was 1.06% and 0.93% compared to 1.01% and 0.67% for the three months (annualized) and the year ended December 31, 2023, respectively. If the provision for the credit losses attributable to the Braavo loans and the gain on the sale of Braavo are excluded, the return on average assets for the year ended December 31, 2024 would have been 0.96% (annualized) (1).

2024 Compared to 2023

•
For 2024, net income totaled $27,818,000 which compares to net income of $17,811,000 for 2023, an increase of $10,007,000. Basic and diluted earnings per share were $5.86 and $5.85, respectively, for 2024 compares to $4.02 per share for 2023.  Return on equity for 2024 and 2023 was 9.59% and 7.39%, while return on assets was 0.93% and 0.67%, respectively. The increase in performance when comparing 2024 to 2023 was due to the one time costs associated with the acquisition of HVB and the NPC Provision recorded in 2023.

•
Net interest income before the provision for credit loss for 2024 totaled $86,445,000 compared to $80,260,000 for 2023, resulting in an increase of $6,195,000, or 7.7%.  Average interest earning assets increased $262.0 million in 2024 compared to 2023, primarily due to the HVB acquisition. Average loans increased $290.8 million while average investment securities decreased $31.2 million. The yield on interest earning assets increased 49 basis points to 5.56%, while the cost of interest-bearing liabilities increased 66 basis points to 3.00% due to the rise in market interest rates and competitive pressure. The tax effected net interest margin for 2024 was 3.13% compared to 3.21% for 2023.

•
The provision for credit losses for 2024 was $2,587,000 compared to $5,528,000 for 2023, a decrease of $2,941,000.  The provision for 2024 was impacted by the Braavo loans as previously mentioned and an increase in past due, non-accrual and classified loans during the final three quarters of 2024. As a result of the HVB acquisition during 2023, the Company recorded a $4.6 million provision for credit losses for loans acquired that did not have any credit deterioration at the time of purchase. Excluding the impact of the acquisition from 2023, the provision would have increased $1,650,000 when comparing 2024 to 2023 with the increase being attributable to the Braavo loans and the increase in past due, non-accrual and substandard loans in 2024.

•
Total non-interest income was $15,401,000 for 2024, which is $3,796,000 more than the non-interest income of $11,605,000 for 2023. The primary drivers were the gain on the sale of assets associated with Braavo and activity due to the HVB acquisition. As a result of the acquisition, service charges, gains on loans sold, earnings on bank owned life insurance and other income all increased.  Earnings on bank owned life insurance also increased due to the passing of a former employee in the first quarter of 2024. During 2024, the Company experienced a gain on its equity investment portfolio compared to a loss during 2023.

•
Total non-interest expenses for 2024 totaled $65,586,000 compared to $64,822,000 for 2023, which is an increase of $764,000, or 1.2%. Salary and benefit costs increased $4,357,000, or 12.5%, due to an additional 34.3 FTEs as a result of the acquisition, merit increases for 2024, as well as an increase in health insurance costs due to additional headcount and claims. The increases in occupancy, furniture and fixtures, software expenses and amortization expenses was due to the HVB acquisition and additional branches as part of it. FDIC insurance expense increased $521,000 due to the Company’s increased size and the Bank’s lower leverage capital ratio during the first half of 2024 compared to 2023. Professional fees increased due to increased legal expenses, of which $201,000 was related to the sale of certain Braavo assets. Pennsylvania shares tax increased due to the increased size of the Bank. Other expenses increased primarily due to the acquisition, with increases experienced in subscriptions, marketing and advertising, postage, printing, data communication expenses and FHLB letter of credit fees. Independent of the HVB acquisition, other expenses increased due to insurance reimbursement received in 2023 to cover amounts previously charged-off through expense. Merger and acquisitions costs for the HVB acquisition totaled $9,269,000 in 2023 and included professional and consulting fees, printing, travel, contract termination payments and severance-related expenses.

•	The provision for income taxes increased $2,161,000 when comparing 2024 to 2023 as a result of an increase in income before income tax of $12,168,000.

Three Months Ended December 31, 2024 Compared to December 31, 2023

•
For the three months ended December 31, 2024, net income totaled $7,983,000 which compares to net income of $7,540,000 for the comparable period of 2023, an increase of $443,000. Basic and diluted earnings per share of $1.68 for the three months ended December 31, 2024 compares to $1.59 for the 2023 comparable period.  Annualized return on equity for the three months ended December 31, 2024 and 2023 was 10.63% and 11.29%, while annualized return on assets was 1.06% and 1.01%, respectively.

•
Net interest income before the provision for credit loss for the three months ended December 31, 2024 totaled $22,873,000 compared to $21,855,000 for the three months ended December 31, 2023, resulting in an increase of $1,018,000, or 4.7%. Average interest earning assets increased $20.3 million for the three months ended December 31, 2024 compared to the same period last year due to organic growth.  Average loans increased $35.8 million while average investment securities decreased $14.0 million. The tax effected net interest margin for the three months ended December 31, 2024 was 3.26% compared to 3.13% for the same period last year, which was impacted by the increase in the average yield on interest earning assets of 16 basis points, to 5.65%.

•
There was no provision for credit losses recorded during the three months ended December 31, 2024 compared to a provision of credit losses of $200,000 for the three months ended December 31, 2023. The decrease in the provision is due to lower loan growth in the fourth quarter of 2024 compared to the same period in 2023.

•
Total non-interest income was $3,339,000 for the three months ended December 31, 2024, which is $150,000 less than for the comparable period last year.  The primary driver was the decrease in gains on loans sold.

•
Total non-interest expenses for the three months ended December 31, 2024 totaled $16,668,000 compared to $15,920,000 for the same period last year, which is an increase of $748,000. Salaries and benefits increased $333,000 due primarily an increase in profit sharing expense accrued based on financial results for 2024. Pennsylvania shares tax increased due to the increased size of the Bank and timing and amount contributions that provide tax credits utilized as a reduction of the expense.

•
The provision for income taxes decreased $123,000 when comparing the three months ended December 31, 2024 to the same period in 2023 primarily due to tax credits and activity associated with our investments in various low income housing partnerships, as a third investment started to provide credits in the fourth quarter of 2024.  The effective tax rate was 16.4% and 18.3% for the three months ended December 31, 2024 and 2023, respectively.

Balance Sheet and Other Information:
•
At December 31, 2024, total assets were $3.03 billion, compared to $2.98 billion at December 31, 2023. The loan to deposit ratio as of December 31, 2024 was 97.11% compared to 96.87% as of December 31, 2023.

•
Available for sale securities of $425.9 million at December 31, 2024 increased $8.3 million from December 31, 2023. The yield on the investment portfolio increased from 2.20% to 2.44% on a tax equivalent basis due to securities purchased during a higher rate environment and lower yielding securities maturing. During 2024, we purchased $70.4 million of investments, which offset the $62.9 million of investments that matured or were called during 2024.

•
Net loans as of December 31, 2024 totaled $2.29 billion an increase of $63.9 million from December 31, 2023, due to primarily to an increase in student loans outstanding. Loans would have increased an additional $6.1 million, if not for the Braavo disposition.

•
The allowance for credit losses - loans totaled $21,699,000 at December 31, 2024 which is an increase of $546,000 from December 31, 2023. The increase is due to change in expected prepayment speeds, changes in economic forecasts and an increase in past due and substandard loans. The provision for credit losses on loans was $3,176,000 for 2024 compared to $901,000 for 2023. Loan recoveries and charge-offs were $43,000 and $2,673,000, respectively, 2024 with the majority of the charge-offs associated with loans acquired as part of the HVB acquisition. If the Braavo charge-offs were excluded, charge-offs as a percent of average loans would decrease from 0.11% to 0.01%. The allowance as a percent of total loans was 0.94% as of December 31, 2024 and 2023.

•
Non-performing assets totaled $28.6 million as of December 31, 2024, an increase of $15.4 million since December 31, 2023. The increase was driven by eight large commercial relationships being placed on non-accrual status during 2024. Six of these relationships were acquired as part of the HVB acquisition. Several of the loans matured and took an extended period of time to be underwritten and extended in accordance with Company policies during which time payments were not received resulting the loans being placed on non-accrual status. Several relationships have started making payments under revised terms. Of these relationships, three required  specific reserves as of December 31, 2024, which totaled approximately $459,000. Accruing loans past due 30-89 days totaled $8.0 million, a decrease of $2.4 million from December 31, 2023 that was  driven by loans transferred to non-accrual status during 2024.

•
Deposits increased $60.5 million from December 31, 2023, to $2.38 billion at December 31, 2024. With the rise in market interest rates, competitive pressure for deposits continues to be at the forefront. Additionally, we have numerous state and political organization depositors with seasonal funding timelines. During 2024, brokered certificates of deposit decreased $16.2 million to $93.1 million. At December 31, 2024, the Bank estimates that deposit balances held by customers in excess of the FDIC insurance limit ($250,000 per insured account) totaled $1.16 billion, or 48.7% of the Bank’s total deposits. Included in this balance are balances held through Intrafi, which provides customers with additional FDIC insurance, as well as deposits collateralized by securities  or letters of credit (almost exclusively municipal deposits). The total of these items was $638.6 million, or 26.8% of the Bank’s total deposits, as of December 31, 2024.

•
Stockholders’ equity totaled $299.7 million at December 31, 2024, compared to $279.7 million at December 31, 2023, an increase of $20.1 million. Excluding accumulated other comprehensive loss (AOCL), stockholders’ equity increased $18.7 million  to $323.3 million at December 31, 2024. The increase in stockholders’ equity, excluding AOCL, was attributable to net income for 2024 totaling $27.8 million, offset by cash dividends for 2024 totaling $9.3 million, net treasury stock activity of $412,000. As a result of decreases in market interest rates impacting the fair value of investment securities and swaps, AOCL decreased $1.4 million from December 31, 2023.

Dividend Declared

On December 3, 2024, the Board of Directors declared a cash dividend of $0.49 per share, which was paid on December 27, 2024 to shareholders of record at the close of business on December 13, 2024. The quarterly cash dividend is an increase of 1.0% over the regular cash dividend of $0.485 per share declared one year ago, as adjusted for the 1% stock dividend declared in June 2024.

Citizens Financial Services, Inc. has nearly 1,850 shareholders, the majority of whom reside in markets where its offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

(1) See reconciliation of GAAP and non-GAAP measures at the end of the press release

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(UNAUDITED)
(Dollars in thousands, except per share data)
	As of or For The		As of or For The
	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Income and Performance Ratios
Net Income	$ 7,983	$ 7,540	$ 27,818	$ 17,811
Return on average assets (annualized)	1.06%	1.01%	0.93%	0.67%
Return on average equity (annualized)	10.63%	11.29%	9.59%	7.39%
Return on average tangible equity (annualized) (a)	15.10%	16.88%	13.84%	10.00%
Net interest margin (tax equivalent) (a)	3.26%	3.13%	3.13%	3.21%
Earnings per share - basic (b)	$ 1.68	$ 1.59	$ 5.86	$ 4.02
Earnings per share - diluted (b)	$ 1.68	$ 1.59	$ 5.85	$ 4.02
Cash dividends paid per share (b)	$ 0.490	$ 0.485	$ 1.950	$ 1.920
Number of shares used in computation - basic (b)	4,750,062	4,746,719	4,750,185	4,429,162
Number of shares used in computation - diluted (b)	4,752,505	4,746,720	4,755,066	4,429,162

Asset quality
Allowance for credit losses - loans	$ 21,699	$ 21,153
Non-performing assets	$ 28,612	$ 13,177
Allowance for credit losses - loans to total loans	0.94%	0.94%
Non-performing assets to total loans	1.24%	0.59%
Annualized net charge-offs to total loans	0.01%	0.09%	0.11%	0.06%

Equity
Book value per share (b)	$ 62.97	$ 58.83
Tangible Book value per share (a) (b)	$ 44.35	$ 40.02
Market Value (Last reported trade of month)	$ 63.31	$ 64.72
Common shares outstanding	4,759,612	4,706,994

Other
Average Full Time Equivalent Employees	388.5	395.3	392.0	357.7
Loan to Deposit Ratio	97.11%	96.87%
Trust assets under management	$ 180,710	$ 167,894
Brokerage assets under management	$ 395,869	$ 329,446

Balance Sheet Highlights	December 31,	December 31,
	2024	2023

Assets	$ 3,025,724	$ 2,975,321
Investment securities	427,659	419,539
Loans (net of unearned income)	2,313,242	2,248,836
Allowance for credit losses - loans	21,699	21,153
Deposits	2,382,028	2,321,481
Stockholders' Equity	299,734	279,666

(a) See reconcilation of GAAP and Non-GAAP measures at the end of the press release
(b) Prior period amounts were adjusted to reflect stock dividends.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	December 31,	December 31,
(in thousands except share data)	2024	2023
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 30,284	$ 37,733
Interest-bearing	11,918	15,085
Total cash and cash equivalents	42,202	52,818

Interest bearing time deposits with other banks	3,820	4,070

Equity securities	1,747	1,938

Available-for-sale securities	425,912	417,601

Loans held for sale	9,607	9,379

Loans (net of allowance for credit losses - loans: $21,699 at December 31, 2024;
$21,153 at December 31, 2023)	2,291,543	2,227,683

Premises and equipment	21,395	21,384
Accrued interest receivable	10,307	11,043
Goodwill	85,758	85,758
Bank owned life insurance	50,341	49,897
Other intangibles	2,892	3,650
Fair value of derivative instruments - asset	10,370	13,687
Deferred tax asset	15,199	17,339
Other assets	54,631	59,074

TOTAL ASSETS	$ 3,025,724	$ 2,975,321

LIABILITIES:
Deposits:
Noninterest-bearing	$ 532,776	$ 523,784
Interest-bearing	1,849,252	1,797,697
Total deposits	2,382,028	2,321,481
Borrowed funds	297,721	322,036
Accrued interest payable	4,693	4,298
Fair value of derivative instruments - liability	5,817	7,922
Other liabilities	35,731	39,918
TOTAL LIABILITIES	2,725,990	2,695,655
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2024 or 2023	-	-
Common stock
$1.00 par value; authorized 25,000,000 shares at December 31, 2024, and 2023:
issued 5,207,577 at December 31, 2024 and 5,160,754 at December 31, 2023	5,208	5,161
Additional paid-in capital	144,984	143,233
Retained earnings	189,443	172,975
Accumulated other comprehensive loss	(23,521)	(24,911)
Treasury stock, at cost: 447,965 at December 31, 2024 and 453,760 shares
at December 31, 2023	(16,380)	(16,792)
TOTAL STOCKHOLDERS' EQUITY	299,734	279,666
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 3,025,724	$ 2,975,321

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except share and per share data)	2024	2023	2024	2023
INTEREST INCOME:
Interest and fees on loans	$ 36,630	$ 35,637	$ 142,688	$ 116,075
Interest-bearing deposits with banks	156	274	851	736
Investment securities:
Taxable	2,112	1,663	7,135	6,636
Nontaxable	524	535	2,093	2,264
Dividends	371	403	1,550	1,407
TOTAL INTEREST INCOME	39,793	38,512	154,317	127,118
INTEREST EXPENSE:
Deposits	13,875	12,180	52,326	31,699
Borrowed funds	3,045	4,477	15,536	15,159
TOTAL INTEREST EXPENSE	16,920	16,657	67,862	46,858
NET INTEREST INCOME	22,873	21,855	86,455	80,260
Provision for credit losses	-	200	2,587	937
Provision for credit losses - acquisition day 1 non-PCD	-	-	-	4,591
NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	22,873	21,655	83,868	74,732
NON-INTEREST INCOME:
Service charges	1,356	1,443	5,749	5,639
Trust	187	181	816	764
Brokerage and insurance	608	495	2,381	1,924
Gains on loans sold	596	737	2,316	1,464
Equity security gains (losses), net	18	79	145	(144)
Available for sale security losses, net	-	-	-	(51)
Earnings on bank owned life insurance	350	313	1,684	1,254
Gain on sale of Braavo division	-	-	1,102	-
Other	224	241	1,208	755
TOTAL NON-INTEREST INCOME	3,339	3,489	15,401	11,605
NON-INTEREST EXPENSES:
Salaries and employee benefits	9,725	9,392	39,347	34,990
Occupancy	1,208	1,253	5,013	4,123
Furniture and equipment	247	254	1,038	822
Professional fees	578	688	2,599	1,962
FDIC insurance expense	407	475	1,996	1,475
Pennsylvania shares tax	248	(310)	1,114	583
Amortization of intangibles	132	154	564	373
Software expenses	445	510	1,953	1,784
ORE (recovery) expenses	(34)	40	212	166
Merger and acquisition expenses	-	-	-	9,269
Other	3,712	3,464	11,750	9,275
TOTAL NON-INTEREST EXPENSES	16,668	15,920	65,586	64,822
Income before provision for income taxes	9,544	9,224	33,683	21,515
Provision for income tax expense	1,561	1,684	5,865	3,704
NET INCOME	$ 7,983	$ 7,540	$ 27,818	$ 17,811

PER COMMON SHARE DATA:
Net Income - Basic	$ 1.68	$ 1.59	$ 5.86	$ 4.02
Net Income - Diluted	$ 1.68	$ 1.59	$ 5.85	$ 4.02
Cash Dividends Paid	$ 0.490	$ 0.485	$ 1.950	$ 1.920

Number of shares used in computation - basic	4,750,062	4,746,719	4,750,185	4,429,162
Number of shares used in computation - diluted	4,752,505	4,746,720	4,755,066	4,429,162

CITIZENS FINANCIAL SERVICES, INC.
QUARTERLY CONDENSED, CONSOLIDATED INCOME STATEMENT INFORMATION
(UNAUDITED)
(in thousands, except per share data)		Three Months Ended,
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2024	2024	2024	2024	2023
Interest income	$ 39,793	$ 38,689	$ 37,902	$ 37,933	$ 38,512
Interest expense	16,920	17,365	16,602	16,975	16,657
Net interest income	22,873	21,324	21,300	20,958	21,855
Provision (negative) for credit losses	-	(200)	2,002	785	200
Net interest income after provision (negative) for credit losses	22,873	21,524	19,298	20,173	21,655
Non-interest income	3,321	3,596	3,423	4,916	3,410
Investment securities gains (losses), net	18	159	(87)	55	79
Non-interest expenses	16,668	16,029	16,246	16,643	15,920
Income before provision for income taxes	9,544	9,250	6,388	8,501	9,224
Provision for income tax expense	1,561	1,714	1,113	1,477	1,684
Net income	$ 7,983	$ 7,536	$ 5,275	$ 7,024	$ 7,540
Earnings Per Share - Basic	$ 1.68	$ 1.59	$ 1.11	$ 1.48	$ 1.59
Earnings Per Share - Diluted	$ 1.68	$ 1.59	$ 1.11	$ 1.48	$ 1.59

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Three Months Ended December 31,
	2024			2023
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$	$	%	$	$	%
ASSETS
Interest-bearing deposits at banks	17,680	126	2.84	18,507	239	5.12
Interest bearing time deposits at banks	3,820	30	3.12	4,410	35	3.06
Investment securities:
Taxable	368,221	2,483	2.70	377,292	2,066	2.19
Tax-exempt (3)	103,375	664	2.57	108,353	678	2.50
Investment securities	471,596	3,147	2.67	485,645	2,744	2.26
Loans: (2)(3)(4)
Residential mortgage loans	355,108	5,146	5.77	358,735	5,120	5.66
Construction loans	173,427	3,276	7.51	197,420	3,653	7.34
Commercial Loans	1,248,114	19,716	6.28	1,208,249	19,482	6.40
Agricultural Loans	355,557	5,275	5.90	339,720	4,302	5.02
Loans to state & political subdivisions	55,333	555	3.99	56,710	562	3.93
Other loans	139,567	2,770	7.90	130,468	2,627	7.99
Loans, net of discount (2)(3)(4)	2,327,106	36,738	6.28	2,291,302	35,746	6.19
Total interest-earning assets	2,820,202	40,041	5.65	2,799,864	38,764	5.49
Cash and due from banks	9,088			11,215
Bank premises and equipment	21,291			21,446
Other assets	186,815			191,231
Total non-interest earning assets	217,194			223,892
Total assets	3,037,396			3,023,756
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	759,604	4,648	2.43	816,067	5,344	2.60
Savings accounts	289,798	367	0.50	312,575	417	0.53
Money market accounts	422,624	3,351	3.15	400,971	2,910	2.88
Certificates of deposit	544,320	5,509	4.03	401,932	3,509	3.46
Total interest-bearing deposits	2,016,346	13,875	2.74	1,931,545	12,180	2.50
Other borrowed funds	273,604	3,045	4.43	351,492	4,477	5.05
Total interest-bearing liabilities	2,289,950	16,920	2.94	2,283,037	16,657	2.89
Demand deposits	395,714			389,927
Other liabilities	29,545			46,888
Total non-interest-bearing liabilities	425,259			436,815
Stockholders' equity	322,187			303,904
Total liabilities & stockholders' equity	3,037,396			3,023,756
Net interest income		23,121			22,107
Net interest spread (5)			2.71%			2.60%
Net interest income as a percentage
of average interest-earning assets			3.26%			3.13%
Ratio of interest-earning assets
to interest-bearing liabilities			123%			123%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2024 and 2023. See reconciliation of GAAP and non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Year Ended December 31,
	2024			2023
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$	$	%	$	$	%
ASSETS
Interest-bearing deposits at banks	28,264	730	2.58	24,470	572	2.34
Interest bearing time deposits at banks	3,878	121	3.09	5,255	164	3.10
Investment securities:
Taxable	359,724	8,685	2.41	383,241	8,043	2.10
Tax-exempt (3)	105,141	2,650	2.52	112,806	2,866	2.54
Investment securities	464,865	11,335	2.44	496,047	10,909	2.20
Loans: (2)(3)(4)
Residential mortgage loans	356,292	20,758	5.83	290,971	15,918	5.47
Construction loans	182,714	13,607	7.45	135,315	9,485	7.01
Commercial Loans	1,242,182	78,912	6.35	1,081,488	64,561	5.97
Agricultural Loans	350,588	18,978	5.41	342,980	17,061	4.97
Loans to state & political subdivisions	55,919	2,213	3.96	59,308	2,299	3.88
Other loans	107,656	8,654	8.04	94,519	7,204	7.62
Loans, net of discount (2)(3)(4)	2,295,351	143,122	6.24	2,004,581	116,528	5.81
Total interest-earning assets	2,792,358	155,308	5.56	2,530,353	128,173	5.07
Cash and due from banks	9,306			9,341
Bank premises and equipment	21,124			19,871
Other assets	183,674			139,474
Total non-interest earning assets	214,104			168,686
Total assets	3,006,462			2,699,039
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	765,445	19,205	2.51	666,505	13,396	2.01
Savings accounts	296,275	1,532	0.52	318,299	1,314	0.41
Money market accounts	397,942	12,482	3.14	364,385	8,713	2.39
Certificates of deposit	481,862	19,107	3.97	328,553	8,276	2.52
Total interest-bearing deposits	1,941,524	52,326	2.70	1,677,742	31,699	1.89
Other borrowed funds	323,409	15,536	4.80	326,577	15,159	4.64
Total interest-bearing liabilities	2,264,933	67,862	3.00	2,004,319	46,858	2.34
Demand deposits	385,702			382,979
Other liabilities	40,593			38,419
Total non-interest-bearing liabilities	426,295			421,398
Stockholders' equity	315,234			273,322
Total liabilities & stockholders' equity	3,006,462			2,699,039
Net interest income		87,446			81,315
Net interest spread (5)			2.56%			2.73%
Net interest income as a percentage
of average interest-earning assets			3.13%			3.21%
Ratio of interest-earning assets
to interest-bearing liabilities			123%			126%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2024 and 2023. See reconciliation of GAAP and non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED SUMMARY OF LOANS BY TYPE; NON-PERFORMING ASSETS; and ALLOWANCE FOR CREDIT LOSSES
(UNAUDITED)
(Excludes Loans Held for Sale)
(In Thousands)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
Real estate:
Residential	$ 351,398	$ 353,254	$ 354,588	$ 357,779	$ 359,990
Commercial	1,121,435	1,110,548	1,110,269	1,115,900	1,092,887
Agricultural	327,722	331,734	327,057	318,413	314,802
Construction	164,326	178,706	180,157	184,506	195,826
Consumer	133,207	143,064	70,542	53,101	61,316
Other commercial loans	131,310	134,285	130,851	129,438	136,168
Other agricultural loans	29,662	24,537	26,247	24,345	30,673
State & political subdivision loans	54,182	54,874	56,005	56,177	57,174
Total loans	2,313,242	2,331,002	2,255,716	2,239,659	2,248,836
Less: allowance for credit losses - loans	21,699	21,695	22,797	21,598	21,153
Net loans	$ 2,291,543	$ 2,309,307	$ 2,232,919	$ 2,218,061	$ 2,227,683

Past due and non-performing assets

Total Loans past due 30-89 days and still accruing	$ 8,015	$ 7,423	$ 20,652	$ 6,311	$ 10,457

Non-accrual loans	$ 25,701	$ 20,858	$ 14,949	$ 14,693	$ 12,187
Loans past due 90 days or more and accruing	276	701	285	820	516
Non-performing loans	$ 25,977	$ 21,559	$ 15,234	$ 15,513	$ 12,703
Other real estate owned	2,635	2,486	2,690	200	474
Total Non-performing assets	$ 28,612	$ 24,045	$ 17,924	$ 15,713	$ 13,177

	Three Months Ended
Analysis of the Allowance for Credit Losses - Loans	December 31,	September 30,	June 30,	March 31,	December 31,
(In Thousands)	2024	2024	2024	2024	2023
Balance, beginning of period	$ 21,695	$ 22,797	$ 21,598	$ 21,153	$ 21,455
Charge-offs	(105)	(1,212)	(682)	(674)	(510)
Recoveries	19	10	7	7	8
Net (charge-offs) recoveries	(86)	(1,202)	(675)	(667)	(502)
Provision for credit losses - loans	90	100	1,874	1,112	200
Balance, end of period	$ 21,699	$ 21,695	$ 22,797	$ 21,598	$ 21,153

CITIZENS FINANCIAL SERVICES, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(Dollars in thousands, except per share data)

	As of
	December 31,
	2024	2023
Tangible Equity
Stockholders Equity - GAAP	$ 299,734	$ 279,666
Intangible Assets	(88,650)	(89,408)
Tangible Equity - Non-GAAP	211,084	190,258
Shares outstanding adjusted for June 2024 stock Dividend	4,759,612	4,753,583
Tangible Book value per share - Non-GAAP	$ 44.35	$ 40.02

	As of
	December 31,
	2024	2023
Tangible Equity per share
Stockholders Equity per share - GAAP	$ 62.97	$ 58.83
Adjustment for intangible assets	(18.62)	(18.81)
Tangible Book value per share - Non-GAAP	$ 44.35	$ 40.02

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Return on Average Assets Excluding Accumulated Other Comprehensive Loss (AOCL)
Average Stockholders Equity - GAAP	$ 3,015,467	$ 2,987,084	$ 2,981,322	$ 2,666,841
Average AOCL	(21,929)	(36,672)	(25,140)	(32,198)
Average Assets, Excluding AOCL - Non-GAAP	3,037,396	3,023,756	3,006,462	2,699,039
Net Income - GAAP	$ 7,983	$ 7,540	$ 27,818	$ 17,811
Annualized Return on Average Assets-GAAP	1.06%	1.01%	0.93%	0.67%
Annualized Return on Average Assets, Excluding AOCL - Non-GAAP	1.05%	1.00%	0.93%	0.66%

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Return on Average Equity Excluding Accumulated Other Comprehensive Loss (AOCL)
Average Stockholders Equity - GAAP	$ 300,258	$ 267,232	$ 290,094	$ 241,124
Average AOCL	(21,929)	(36,672)	(25,140)	(32,198)
Average Stockholder's Equity, Excluding AOCL - Non-GAAP	322,187	303,904	315,234	273,322
Net Income - GAAP	$ 7,983	$ 7,540	$ 27,818	$ 17,811
Annualized Return on Average Stockholder's Equity-GAAP	10.63%	11.29%	9.59%	7.39%
Annualized Return on Average Stockholder's Equity, Excluding AOCL - Non-GAAP	9.91%	9.93%	8.82%	6.52%

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Return on Average Tangible Equity
Average Stockholders Equity - GAAP	$ 300,258	$ 267,232	$ 290,094	$ 241,124
Average Intangible Assets	(88,757)	(88,536)	(89,031)	(62,993)
Average Tangible Equity - Non-GAAP	211,501	178,696	201,063	178,131
Net Income - GAAP	$ 7,983	$ 7,540	$ 27,818	$ 17,811
Annualized Return on Average Tangible Equity Non-GAAP	15.10%	16.88%	13.84%	10.00%

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Return on Average Assets and Equity Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale and merger and acquisition costs
Net Income - GAAP	$ 7,983	$ 7,540	$ 27,818	$ 17,811
After tax gain on sale of Braavo, net of legal fees	-	-	(712)	-
After tax provisision associatated with Braavo loans remaining after sale	-	-	1,427	-
After tax provision for credit losses - acquisition day 1 non-PCD	-	-	-	3,627
After Tax merger and acquisition costs	-	-	-	7,513
Net Income excluding merger and acquisition costs - Non-GAAP	$ 7,983	$ 7,540	$ 28,533	$ 28,951
Average Assets	3,015,467	2,987,084	2,981,322	2,666,841
Annualized Return on Average assets, Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax and merger and acquisition costs - Non-GAAP	1.06%	1.01%	0.96%	1.09%

Average Stockholders Equity - GAAP	$ 300,258	$ 267,232	$ 290,094	$ 241,124
Annualized Return on Average stockholders equity, Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax and merger and acquisition costs - Non-GAAP	10.63%	11.29%	9.84%	12.01%

Average Tangible Equity - Non-GAAP	211,501	178,696	201,063	178,131
Annualized Return on Average Tangible Equity Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax, and merger and acquisition costs - Non-GAAP	15.10%	16.88%	14.19%	16.25%

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Earnings per share, Excluding sale of Braavo assets, net of legal fees and merger and acquisition costs
Net Income - GAAP	$ 7,983	$ 7,540	$ 27,818	$ 17,811
After tax gain on sale of Braavo, net of legal fees	-	-	(712)	-
After tax provisision associatated with Braavo loans remaining after sale	-	-	1,427	-
After tax provision for credit losses - acquisition day 1 non-PCD	-	-	-	3,627
After Tax merger and acquisition costs	-	-	-	7,513
Net income excluding one time items - Non-GAAP	$ 7,983	$ 7,540	$ 28,533	$ 28,951
Number of shares used in computation - basic	4,750,062	4,746,719	4,750,185	4,429,162
Basic and Diluted earnings per share, Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax,   and  merger and acquisition costs - Non-GAAP
	$ 1.68	$ 1.59	$ 6.01	$ 6.54

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
Reconciliation of net interest income on fully taxable equivalent basis	2024	2023	2024	2023
Total interest income	$ 39,793	$ 38,512	$ 154,317	$ 127,118
Total interest expense	16,920	16,657	67,862	46,858
Net interest income	22,873	21,855	86,455	80,260
Tax equivalent adjustment	248	252	991	1,055
Net interest income (fully taxable equivalent) - Non-GAAP	$ 23,121	$ 22,107	$ 87,446	$ 81,315